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                                                                   EXHIBIT 10.21


THIS AGREEMENT is made effective as of the 1st day of January, 2005

BETWEEN:

(1) NARROWSTEP INC, a Delaware corporation, having an office at 35F 429 E 52nd St., New York, NY (the "Company");

AND

(2) STEVEN CROWTHER, an individual residing at 194 Clover Lane, Princeton NJ 08540 (the "Employee," and together with the Company, the "Parties").

THE PARTIES AGREE as follows:

1 (A) Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, the following words or expressions have the following meanings:

WORDS AND EXPRESSIONS MEANING:

"Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. As used in this definition, the term "control"(including the terms "controlled by" and "under common control with") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs of management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

the "Board" means the current or future Board of Directors of the Company.

"Confidential Information" means information relating to the business, products, affairs and finances of the Company or of any Group Company or of any of its or their suppliers, clients or customers that is now or hereafter confidential to it or to them or treated by it or them as such and trade secrets (including, without limitation, technical data and know-how) relating to the business of the Company or of any Group Company or of any of its or their suppliers, clients or customers;

the "Employment" means the Employee's employment with the Company;

the "Group" means the Company and the Group Companies;

"Group Company" means any company that is now or hereafter an Affiliate of the Company;

"Permitted Activities" means those activities in which the Employee is permitted to be engaged in addition to his activities as a director and an employee of the Company, as set out in Schedule 2 annexed hereto and made a part hereof;

"Person" means any corporation, association, partnership, limited liability company, organization, business, other entity, individual, government or political subdivision thereof or governmental agency.

the "Salary" means the salary referred to in clause 6(A).

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(B) References to clauses and schedules are, unless otherwise stated, to clauses of and schedules to this Agreement.

(C) The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

2. EMPLOYMENT

                (A) Commencing on January 1, 2005, the Company employs the Employee and the Employee accepts employment, in the capacity set out in Schedule 1 annexed hereto and made a part hereof and/or in such other capacity as the Company from time to time reasonably directs, upon the terms and subject to the conditions of this Agreement.

3. DURATION OF THE EMPLOYMENT

                (A) The Employment under this Agreement shall commence on January 1, 2005 and shall continue until terminated pursuant to the terms of this Agreement. During the first 6 months of the Employment, either Party may terminate this Agreement by giving to the other not less than 3 months' advance written notice of termination. Thereafter, either Party may terminate this Agreement by giving the other not less than 6 months' advance written notice of termination. Subject to Board approval, following July 1, 2006, the mutual notice period will increase to 12 months' advance written notice. Employee will not be required to perform services for the Company following service of notice of termination by the Company and may obtain alternative employment during the notice period, subject to the restrictions contained in this Agreement. Company will remain liable for full payment of salary and benefits during the notice period. Notwithstanding the preceding sentence, to the extent prohibited by the terms of the applicable benefit plans and programs, Company will not be required to provide benefits during the notice period; provided, however, in the event that the continuation of medical insurance benefits are prohibited during the notice period, then, subject to Employee's timely election of COBRA coverage and provided that Employee continues to make contributions to such continuation coverage equal to the Employee's contribution amount to medical insurance in effect immediately preceding the date of notice of termination, the Company shall pay the remaining portion of Employee's healthcare continuation payments under COBRA during the notice period, unless Employee becomes eligible to obtain alternate healthcare coverage from a new employer during the notice period, in which case the Company's obligation to contribute to Employee's cost of COBRA coverage shall cease. Employee understands that if Employee wishes to obtain COBRA coverage after the notice period, Employee must pay all costs and fees for such additional coverage in accordance with COBRA.

                (B) At any time during any period of notice of termination (whether given by the Company or the Employee), the Company shall be under no obligation to assign any duties to the Employee and shall be entitled to exclude him from its premises.

                (C) The Employee's period of continuous employment with the Company began on 01/01/2005. The Employment is with the Company and is not continuous with any previous employment with any previous employer.

                (D) The Employee represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties under it.

4. SCOPE OF THE EMPLOYMENT

                (A) During the Employment the Employee shall:

                        (i) devote the whole of his time, attention and skill to the business and affairs of the Company both during normal business hours and during such additional hours

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                        as are necessary for the proper performance of his
                        duties or as the Board may reasonably require from time to time, subject to the Employee's ability to carry out Permitted Activities to the extent set out in Schedule 2 attached hereto and made a part hereof;

                        (ii) faithfully and diligently perform such duties and exercise such powers consistent with his position as may from time to time be assigned to or vested in him by the Board to a standard that is acceptable to the Board;

                        (iii) obey the reasonable and lawful directions of the Board; and

                        (iv) comply with all the Company's rules, regulations, policies and procedures from time to time in force.

5. PLACE OF WORK

                (A) The Employee's place of work will initially be from his Princeton, New Jersey residence, but the Company may require the Employee to undertake reasonable travel (both within the United States and abroad) and to work from Company's offices at 35F 429 E 52nd ST, New York, NY or at such other location within a commuting time not greater than the commuting time between Princeton, New Jersey and Company's offices in New York, NY.

6. REMUNERATION.

                (A) For all services rendered by the Employee in any capacity during the Employment (including, without limitation, services as an officer, director or member of any committee of the Company or any Group Company), the Company shall pay to the Employee a salary at the rate set out in Schedule 1, which Salary shall be payable, in arrears, in accordance with the Company's normal payroll practices (but in no event less frequently than semi-monthly).

                (B) Employee acknowledges that all payments to the Employee under this Agreement shall be subject to applicable withholdings and other customary payroll deductions. The Employee also agrees to make any payment to the Company of any legitimate sums owed by him to the Company upon demand by the Company at any time.

7. EXPENSES

                (A) The Company shall promptly reimburse the Employee in respect of expenses reasonably incurred by him in the proper performance of his duties, subject to his providing such receipts or other appropriate evidence as the Company may require.

8. VACATION

                (A) The Employee shall be entitled, in addition to all paid Company-observed holidays, to the number of working days paid vacation as set out in Schedule 1 in each vacation year (being the period from January 1 to December 31). The Employee may take his vacation only at such times as are agreed by his manager and shall not be entitled to be absent on vacation for a period exceeding ten working days at any one time.

                (B) In the respective vacation years in which the Employment commences or terminates, the Employee's entitlement to vacation shall accrue on a pro rata basis for each completed calendar month of service during the relevant year.

                (C) If, on the termination of the Employment, the Employee has exceeded his accrued vacation entitlement, the value of such excess, calculated by reference to clause 8(B) and the Salary, may be deducted from any sums due to him and if there are no such sums due, the Employee shall repay such excess to the Company on such termination. If the Employee has

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                any unused vacation entitlement, the Company will make a payment to him in lieu of it, calculated as above.

                (D) Vacation entitlement for one vacation year cannot be taken in subsequent vacation years, unless otherwise agreed by the Board. Failure to take vacation entitlement in the appropriate vacation year will lead to forfeiture of any accrued vacation not taken without any right to payment in lieu of it.

                (E) The Employee may take unpaid leave at the Board's discretion.

                (F) The Employee will be entitled to bereavement leave at the Board's discretion, which shall not be unreasonably withheld or delayed.

9. SICKNESS BENEFITS

                (A) Subject to clause 14, the Company shall continue to pay the Employee's Salary for up to a maximum of the number of working days' absence as set out in Schedule 1 on medical grounds in any period of 3 calendar months provided that the Employee shall from time to time if required:

                        (i) supply the Company with medical certificates covering any period of sickness or incapacity exceeding seven days (including weekends); and

                        (ii) undergo at the Company's expense, by a doctor appointed by the Company, any medical examination.

                (B) Payment in respect of any other or further period of absence shall be at the Company's discretion.

                (C) Any payment to the Employee pursuant to clause 9(A) shall be subject to set off by the Company in respect of any disability, workers' compensation or other benefits to which the Employee may be entitled.

                (D) If the Employee's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then the Employee shall:

                        (i) notify the Company as soon as reasonably practicable of all the relevant circumstances and of any claim compromise, settlement or judgement made or awarded in connection with it;

                        (ii) give to the Company such information concerning the above matters as the Company may reasonably require; and

                        (iii) if the Company so requires, refund to the Company any amount received by him from any such third party provided that the refund shall be no more than the amount which he has recovered in respect of remuneration.

10. PENSION AND DEATH BENEFIT

                (A) No provision of retirement or death in service benefits will be made by the Company for the Employee.

11. RESTRICTIONS DURING THE EMPLOYMENT

                (A) During the Employment, the Employee shall not directly or indirectly:

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                        (i) be employed, engaged, concerned or interested in any
                        other business or undertaking; or

                        (ii) engage in any activity which the Board reasonably considers may be, or become, harmful to the interests of the Company or of any Group Company or which might reasonably be considered to interfere with the performance of the Employee's duties under this Agreement.

                (B) Clause 11(A) shall not apply to the engagement of the Employee in any Permitted Activity.

                (C) The Employee shall comply with every rule of law and every regulation of the Company from time to time in force in relation to dealings in shares or other securities of the Company or any Group Company.

12. CONFIDENTIAL INFORMATION AND COMPANY DOCUMENTS

                (A) The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination of the Employment except in compliance with an order of a competent court:

                        (i) divulge or communicate to any Person any Confidential Information;

                        (ii) use any Confidential Information for his own purposes or for any purposes other than those of the Company or any Group Company; or

                        (iii) through any failure to exercise due care and diligence, permit or cause any unauthorized disclosure of any Confidential Information.

                These restrictions shall cease to apply to any information which shall become available to the public generally, otherwise than through any breach by the Employee of the provisions of this Agreement or other default of the Employee.

                (B) The Employee acknowledges that all books, notes, memoranda, records, lists of customers and suppliers and employees and agents, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Employee or otherwise) relating to the business of the Company or any Group Company (and any copies of the same):

                        (i) shall be and remain the property of the Company or the relevant Group Company; and

                        (ii) shall be handed over by the Employee to the Company or to the relevant Group Company on demand and in any event on the termination of the Employment and the Employee shall certify that all such property has been handed over on request by the Board and agrees that he will take all reasonable steps to prevent the disclosure of the same.

13. INVENTIONS AND OTHER INTELLECTUAL PROPERTY

                (A) Employee will disclose promptly and fully to the Company and to no one else: (i) all inventions, ideas, improvements, discoveries, works modifications, processes, software programs, works of authorship, documentation, formulae, techniques, designs, methods, trade secrets, technical specifications and technical data, know-how and show-how, concepts, expressions or other developments whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) made, authored, devised, developed, discovered, reduced to practice, conceived or

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                otherwise obtained by Employee ("Inventions"), solely or jointly with others, during the course of the Employment that (a) are related to the business of the Company or any Group Company or any of the products or services being researched, developed, distributed, manufactured or sold by the Company or any Group Company or which may be used in relation therewith or (b) result from tasks assigned to Employee by the Company or any Group Company; (ii) any Invention that is related to the business of the Company or any Group Company and in which Employee had an assignable interest at the time of Employee's first employment by Employer; or (iii) any Invention made using the time, materials or facilities of the Company or any Group Company, even if such Invention does not relate to the business of the Company or any Group Company. The determination as to whether an Invention is related to the business of the Company or any Group Company shall be made solely by an authorized representative of the Company. Any Invention relating to the business of the Company or any Group Company and disclosed to the Company (or which should have been disclosed to the Company) within the 12 month period following the termination of Employee's employment with the Company shall be presumed to fall within the provisions of this clause 13. The "business of the Company or any Group Company" as used in this clause 13 includes the actual business currently conducted by the Company or any Group Company, as well as any business in which the Company or any Group Company proposes to engage at any time during the Employment. Employee agrees that all such Inventions listed above and the benefits thereof are and shall immediately become the sole and absolute property of the Company (or such Group Company as the Company may direct) from conception, as "works made for hire" (as that term is used under the U.S. Copyright Act of 1976, as amended) or otherwise. Employee shall have no interest in any Inventions. To the extent that title to any Inventions or any materials comprising or including any Invention does not, by operation of law, vest in the Company, Employee hereby irrevocably assigns to the Company all of Employee's right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that Employee may have or may acquire in and to all such Inventions, benefits and/or rights resulting therefrom, and agrees promptly to execute any further specific assignments related to such Inventions, benefits and/or rights at the request of the Company. Employee also hereby assigns to the Company, or waives if not assignable, all of Employee's "moral rights" in and to all such Inventions, and agrees promptly to execute any further specific assignments or waivers related to moral rights at the request of the Company.

                (B) Employee agrees to assist the Company without charge for so long as the Employee is an employee of the Company and for as long thereafter as may reasonably be necessary (but at the Company's expense including reasonable compensation to the Employee if the Employee is no longer an employee of the
                Company: (1) to apply, obtain, register and renew for, and vest in, the Company's benefit alone (unless the Company otherwise directs), patents, trademarks, copyrights, mask works, and other protection for such Inventions in all countries, and (2) in any controversy or legal proceeding relating to Inventions. In the event that the Company is unable to secure the Employee's signature after reasonable effort in connection with any patent, trademark, copyright, mask work or other similar protection relating to an Invention, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and on the Employee's behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights, mask works or other similar protection thereon with the same legal force and effect. Following termination of his employment by the Company, the rendering of any assistance by the Employee hereunder is subject to the reasonable constraints of the Employee's other responsibilities and commitments, including any requisite approval by Employee's then employer.

14. TERMINATION

                (A) Notwithstanding any other provisions of this Agreement, in any of the following circumstances the Company may terminate the Employment immediately by serving written notice on the Employee to that effect. In such event the Employee shall not be entitled to any

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                further payment from the Company, except such sums as shall have accrued to the effective date of termination and not been paid. The circumstances are if the Employee:

                        (i) commits a material breach of this Agreement (as hereinafter defined) or commits any gross misconduct or wilful neglect in the discharge of his duties;

                        (ii) repeatedly commits similar material breaches of this Agreement, to those which have previously been cured;

                        (iii) is convicted by a court of competent jurisdiction of any fraud, dishonesty or any conduct tending to bring himself, the Company, or any Group Company into disrepute;

                        (iv) is convicted by a court of competent jurisdiction of any felony or crime involving moral turpitude or is convicted of any other criminal offense (other than minor traffic offenses) which might reasonably be thought to affect adversely the performance of his duties;

                        (v) resigns as or otherwise ceases to be or becomes prohibited by law from being an employee of the Company, unless such resignation or cessation of employment is either (a) at the Company's request, or (b),as a result of the Company informing the Employee of either his formal demotion or a material reduction in the Employee's scope of responsibility.

                For the purposes of this Agreement the term `material breach' means Employee's breach of a material obligation of this Agreement; provided, however, to the extent such breach is capable of cure, Employee shall have thirty days (following written notice to Employee of such breach) to cure such breach, with such notice including sufficient detail to enable the Employee to understand the nature of the alleged breach and any specific action the Company requires the Employee to take in order to cure such breach.

                Any delay by the Company in exercising such right of termination shall not constitute a waiver of it.

                (B) To the extent permitted by law, if at any time the Employee is unable to perform his duties because of physical or mental disability, accident or otherwise for a period or periods totalling at least 90 working days in any period of 12 calendar months, then the Company may terminate the Employment by giving him written notice of termination in accordance with Clause 3(A), provided that if at any time during such notice period the Employee shall provide a medical certificate satisfactory to the Board to the effect that he has recovered his physical and/or mental health to the extent that he can perform his duties to the Company, the Company shall withdraw the notice unless, by that date, a replacement for the Employee has been appointed. Notwithstanding the preceding sentence, upon the Employee's eligibility to participate in a Company-provided long-term disability plan, the requisite notice period referred to above shall be (without any further action by the Parties) decreased to 1 months' advance written notice of termination.

                (C) If the Company believes that it may be entitled to terminate the Employment pursuant to clause 14(A), it shall be entitled (but without prejudice to its right subsequently to terminate the Employment on the same or any other ground) to suspend the Employee on full pay and other benefits for so long as it may think fit.

                (D) On the termination of the Employment or upon either the Company or the Employee having served notice of such termination, the Employee shall immediately deliver to the Company all materials, keys, credit cards, vehicles, and other property of or relating to the business of the Company or of any Group Company which may be in his possession or under his power or control.

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                (E) With a view to ensuring that his departure can be arranged with the minimum of inconvenience or disruption to the business of the Group and its relationship with third parties and its other employees, the Employee undertakes not, without the prior approval of the Board as to the timing and manner of any communication about his departure, to inform any of his colleagues about the proposed cessation of his employment hereunder.

                (F) The Employee acknowledges the right of the Company to monitor and control the performance of its employees and acknowledges the fiduciary obligations attaching to his position.

15. RESTRICTIVE COVENANTS

                (A) The Employee will not, without the prior written consent of the Board, for a period of 18 months (less any period during which the Employee has not been provided with work pursuant to clause 3(B)) after the termination of the Employment (for any reason or no reason), whether as principal or agent, and whether alone or jointly with, or as a director, officer, manager, owner, partner, member, shareholder, employee or consultant of any other Person, directly or indirectly:

                        (i) interfere with, tender for, canvass, solicit or endeavor to entice away from the Company or from any Group Company the business of any Person who or which at the date of termination of the Employment or during the period of 12 months prior to that date (or if earlier, prior to the date on which the Employee last carried out duties assigned to him by the Company) was, to his knowledge, a customer, client or agent of or supplier to or who had dealings with the Company or with any Group Company. This restriction will be limited to activities by the Employee which will involve offering or providing products or services similar to those which were provided by the Company or any Group Company during the Employment;

                        (ii) supply any product, carry out or undertake or provide any product or service similar to those with which were provided by the Company or any other Group Company during the period of 12 months prior to the termination of the Employment to or for any Person who or which, at the date of termination of the Employment or during the period of 12 months prior to that date was a customer, client or agent of or supplier to, or otherwise had dealings with, the Company or with any Group Company;

                        (iii) be employed or engaged by, or enter into partnership or similar arrangement with, employ, engage or attempt to employ or engage, or negotiate or arrange the employment or engagement by any other Person, of any Person who or which to his knowledge was, at the date of the termination of the Employment, or within the period of 12 months prior to that date had been, an employee, independent contractor, or agent of the Company or any Group Company; or

                        (iv) solicit, interfere with, tender for or endeavor to entice away from the Company or from any Group Company any contract, project or business, or the renewal of any of them, carried on by the Company or by any Group Company which is currently in progress at the date of the termination of the Employment or which was in the process of negotiation at that date.

                (B) None of the restrictions contained in clause 15(A) shall prohibit any activities by the Employee which are not in direct competition with any business being carried on by the Company or by any Group Company at the date of the termination of the Employment.

                (C) At no time after the termination of the Employment shall the Employee directly or indirectly represent himself as being interested in or employed by or in any way connected with the Company or any Group Company, other than as a former employee of the Company.

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                (D) The Employee agrees that, having regard to all the
                circumstances, the restrictions contained in this clause and clauses 12 and 13 are reasonable and necessary for the protection of the legitimate business interests of the Company and the Group Companies and that they do not restrict him from earning a livelihood during the applicable period of restriction. The Employee further agrees that any breach by the Employee of any provision contained in clauses 12, 13 and 15 will result in immediate irreparable injury to the Company and/or a Group Company for which a remedy at law would be inadequate. Accordingly, Employee acknowledges that the Company and/or any Group Company shall be entitled to seek temporary, preliminary or permanent injunctive or other equitable relief against the Employee (without the necessity of posting a bond or other collateral) in the event of any breach or threatened breach of any provision contained in clauses 12, 13, and 15, in addition to any other remedy that may be available to the Company and/or a Group Company at law or in equity. Employee understands that, without limitation, the provisions of clauses 12, 13, and 15 shall survive the termination of the Employment. The Parties agree that:

                        (i) it is the intention of the Parties that the covenants and restrictions set forth in clauses 12, 13, and 15 shall be given the broadest interpretation permitted by law;

                        (ii) each provision set forth in clauses 12, 13, and 15 shall be read and construed independently of the other provisions so that if one or more are determined (by a court of competent jurisdiction) to be void, invalid, or unenforceable as an unreasonable restraint of trade or for any other reason the remaining provisions shall not be affected; and

                        (iii) if any one or more provisions set forth in clauses 12, 13, and 15 is determined (by a court of competent jurisdiction) to be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that the court shall deem the provision to be enforceable.

16. DISCIPLINARY AND GRIEVANCE PROCEDURES

                (A) If the Employee wishes to obtain redress of any grievance relating to the Employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, he may address this to the Chairman of the Company according to the Company's disciplinary and grievance procedures, if any, in place from time to time.

17. NOTICES

All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given
(i) on the date delivered if personally delivered, (ii) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (iii) upon receipt by the receiving party of any notice sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested) or (iv) on the date targeted for delivery if delivered by nationally recognized overnight courier or similar courier service, in each case addressed to the Company or the Employee, as the case may be, at the respective addresses indicated in the caption of this Agreement or such other address as either party may in the future specify in writing to the other.

18. FORMER CONTRACTS OF EMPLOYMENT

This Agreement shall be in substitution for and shall supercede any previous contracts, whether by way of letters of employment, agreements or arrangements, whether written, oral or implied, relating to the employment of the Employee (including, without limitation, all bonus and option arrangements), which shall be deemed to have been terminated by mutual consent as of the date of this Agreement and the Employee acknowledges to the Company for itself and on behalf of each Group Company that he has no outstanding claims of any kind against the Company or any Group Company in respect of any such contract.

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19. CHOICE, OF LAW AND SUBMISSION TO JURISDICTION

                (A) Any and all actions or controversies arising out of this Agreement or the Employment, including, without limitation, tort claims, shall be construed and enforced in accordance with the laws of the State of New Jersey, without regard to the choice of law principles thereof.

                (B) the Parties hereby (a) irrevocably consent and submit to the sole exclusive jurisdiction of the United States District Court for the District of New Jersey or the Superior Courts of New Jersey (and of the appropriate appellate courts therefrom), (b) irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of the venue of any such actions or controversies in any such court or that any such any such actions or controversies which is brought in any such court has been brought in an inconvenient forum, and (c) IRREVOCABLY WAIVE ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY SUCH ACTIONS OR CONTROVERSIES AND REPRESENTS THAT SUCH PARTY HAS CONSULTED WITH COUNSEL SPECIFICALLY WITH RESPECT TO THIS WAIVER.

20. GENERAL

                (A) This Agreement constitutes the written statement of the terms of employment of the Employee.

                (B) This Agreement contains the entire agreement of the Parties with respect to the terms and conditions of the Employment.

                (C) This Agreement shall inure to the benefit of the Company, the other Group Companies and their respective successors and assigns (including, without limitation, any successor by merger or acquisition or any purchaser of all or substantially all of its assets) and shall continue with full force and effect and shall be binding upon the Company and its successors and assigns. This Agreement shall also inure to the benefit of and be binding upon the Employee and the Employee's heirs, administrators, executors and assigns. The Employee may not assign or delegate his duties under this Agreement, without the prior written consent of the Company.

                (D) The Employee represents that the Company has previously recommended that the Employee engage counsel to assist him in reviewing this Agreement and all other matters relating to the Employment. The Employee acknowledges that, prior to executing this Agreement, The Employee has been given a reasonable opportunity to review the Agreement and to consult with counsel as to its content and is entering into this Agreement freely and voluntarily. The Company and the Employee shall each bear their own costs and expenses in connection with the negotiation and execution of this Agreement.

                (E) The respective rights and obligations of the Parties under this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                IN WITNESS WHEREOF, the Company and the Employee, intending to be legally bound, have executed this Agreement on the day and year first above written.

                                                 COMPANY:

                                                 NARROWSTEP INC.


                                                 By: /s/ Clifford Webb
                                                     -----------------
                                                 Name: Clifford Webb
                                                 Title: Chief Operating Officer


                                                 EMPLOYEE:


                                                 /s/ Steven Crowther
                                                 --------------------
                                                 Steven Crowther

SCHEDULE1

THE EMPLOYEE: Steven Crowther

JOB TITLE: Senior Vice President and Chief Financial Officer and/or such other position or capacity as the Company and the Employee shall agree from time to time.

JOB DESCRIPTION

Such duties as are assigned by the Board from time to time that are consistent with his position as Chief Financial Officer and/or such other position or capacity as the Company and the Employee shall agree from time to time.

SALARY

Subject to the Employee's continued employment, the Salary will be as follows:
Jan 1, 2005 - June 30, 2005: $11,250 (U.S.D.) per month ($135,000 (U.S.D.), on an annualized basis)
Jul 1, 2005 - December 31, 2005: $12,500 (U.S.D.) per month ( $150,000 (U.S.D.), on an annualized basis)
Jan 1 2006- June 30, 2006: $14,583.33 (U.S.D.) per month ($175,000 (U.S.D.), on an annualized basis)
Jul 1 2006- December 31, 2006: $15,833.33 (U.S.D.) ($190,000 (U.S.D.),on an
annualized basis)

Subject to the Employee's continued employment, Salary will be further reviewed on January 1, 2007 and then annually by the Company's Compensation Committee. Adjustments to Salary will be dependant on the Company's profitability, the efficiency of its financial operations, and such other factors as determined by the Company in its discretion.

BONUS

During the Employment, the Employee will be eligible for a bonus of 1% of audited annual net profits, if any, for the Company (as determined on a consolidated basis and in accordance with U.S. Generally Accepted Accounting Procedures) up to a maximum of $1,000,000 (U.S.D.) for any fiscal year. Bonus amounts, if any, for any fiscal year will be paid within 14 days following signature of the audit report for the Company's audited financial statements for such fiscal year. As a condition to the Employee's receipt of any bonus payment for a given year, the Employee must remain employed by the Company on the last day of the applicable fiscal year.

STOCK OPTIONS

Subject to approval by the Compensation Committee and your continued employment by the Company, you will be granted the following options to purchase shares of common stock of the Company, all with an exercise price per share equal to the fair market value of one share of common stock at the time of grant (currently $1.20 (U.S.D.)):

Options for 500,000 shares of common stock on the commencement of the Employment, fully vested on grant


Options for an additional 100,000 shares of common stock, with an exercise price per share equal to the fair market value of one share of common stock at the time of grant, on January 1, 2006 and each subsequent January 1. These options will vest with respect to 50% of the underlying shares on the date of grant, with the balance vesting on the second anniversary of the grant

Except as otherwise provided for in this Agreement, all such stock options will be subject to the terms and conditions established within the Company's 2004 Stock Plan or any successor stock option plan as may be in place from time to time ("Stock Plan") and a separate stock option grant agreement that sets forth, among other things, the exercise price, expiration date, and vesting schedule of such options.

ALL SHARE OPTIONS WILL VEST IMMEDIATELY UPON A CHANGE IN CONTROL OF THE COMPANY (AS DEFINED IN THE STOCK PLAN).


VACATION ENTITLEMENT

You will be eligible to accrue up to twenty days' paid vacation per calendar year, with an additional day per year of service up to a maximum of twenty-eight days per calendar year.

SICK DAY ENTITLEMENT

You will be entitled to reasonable paid sick leave.


ADDITIONAL BENEFITS

Subject to your continued Employment:

The Company will pay for a basic broadband connection to enable you to work from home.

Professional subscriptions related to the Employment will be paid for by the Company.

The Company will make a minimum contribution of $4000 in calendar year 2005 (prorated if your employment terminates prior to 12/31/05) towards your selected personal pension funds and will undertake a review of pension provisions for all senior officers.

The Company will implement a health insurance scheme for all senior officers, including their eligible dependents as soon as is practical and in any event no later than October 1, 2005.

The Company will undertake to implement Directors & Officers liability insurance as of the date the Company becomes a public entity.

SCHEDULE 2


PERMITTED ACTIVITIES


1. The Employee is permitted to be engaged, concerned or interested in or to hold office in any business or undertaking provided that:

(a) the business or undertaking in question does not compete with the business of the Company or any Group Company;

(b) the Employee's engagement, concern or interest in the business or undertaking in question does not require him to devote time and attention to it such as to prevent the Employee from properly fulfilling his duties to the Company or any Group Company, and in particular the Employee's duties under clause 4 (A) of this Agreement; and

(c) the Employee notifies the Company in writing before or as soon as practicable after his engagement, concern or interest arises begins.